Nasdaq SmallCap - EDYN          For additional information contact:
                                J.S. Corcoran, S.M. Schuster or
                                G.S. Donovan (708) 575-2400


              ENVIRODYNE INDUSTRIES, INC. ANNOUNCES
               AMENDMENT OF BANK CREDIT AGREEMENT


OAK BROOK, ILLINOIS, February 14, 1995 - Envirodyne Industries, Inc. (Nasdaq SmallCap: EDYN) today announced that its senior bank lenders have approved an amendment to its credit agreement easing certain financial covenants. The amendment also permanently waives the event of default arising from the Malcolm I. Glazer Trust's ownership of more than 30% of Envirodyne's common stock, provided that the Trust's ownership does not later exceed 49% of Envirodyne's common stock.

Envirodyne operates through wholly-owned subsidiaries that are industry segment leaders in food packaging and foodservice supplies. Principal subsidiaries are: Viskase Corporation; Clear
Shield National, Inc.; and Sandusky Plastics, Inc.

Principal products manufactured are:

  - cellulosic casings and related systems for processing and packaging red meats and poultry;

  - shrinkable plastic bags for packaging and preserving fresh and processed meats, poultry and cheeses;

  - disposable plastic cutlery, drinking straws and custom dining kits;

  - plastic films for supermarkets and foodservice establishments to wrap meat, produce and poultry.

  - thermoformed and injection molded plastic containers for cultured dairy products, delicatessen and food service and other uses.

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